Exhibit 99.1

For Immediate Release

Company Contact:

Robert Hanks

Chief Executive Officer

617-624-8409

rhanks@harborpartners.com

Harbor Acquisition Corporation Announces New Board Member

BOSTON — (BUSINESS WIRE) — August 4, 2006 — Harbor Acquisition Corporation (AMEX: HAC; HAC.U; HAC.WS), announced today that Edward Cady has been elected to the Company’s Board of Directors, expanding the Board to six members.

Mr. Cady is currently Chairman of Lindapter North America, a distribution-engineering firm he founded in 1995.  He is also a partner in Preferred Capital Source, a private equity firm focusing on angel and later stage investments.  He was a principle in the management leveraged buyout of Unistrut Corporation from GTE in 1986.  Unistrut was subsequently acquired by Tyco Corporation.

“We are pleased that Edward has joined our Board,” said John Carson, Chairman of the Board of Harbor Acquisition.  “His more than  35 years of experience in the construction products industry, along with his extensive business and broad financial markets experience, including advising companies on mergers, acquisitions and initial public offerings, will be a great asset to Harbor.”

About Harbor Acquisition Corporation:

Harbor Acquisition Corporation, a special purpose acquisition company, is organized to acquire one or more companies in the industrial product or consumer products industries.

Investors may contact Harbor at invest@harborpartners.com.  An investment profile about Harbor Acquisition may be found at www.harboracquisition.com.

Safe Harbor Regarding Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations, including those risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward- looking statements.

Contacts:

Devlin Lander/Brad Cohen

Integrated Corporate Relations

203-682-8200